Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147382 on Form S-8 of our reports relating to the financial statements of ArcelorMittal and subsidiaries (successor entity of Mittal Steel Company N.V.) (“ArcelorMittal”) and the effectiveness of ArcelorMittal’s internal control over financial reporting dated March 19, 2008, appearing in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2007.

/s/ Deloitte S.A.
Luxembourg, Grand-Duchy of Luxembourg
March 19, 2008

1